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                    SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, DC 20549


                                 FORM 8-K


                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


                     Date of Report: February 25, 1999


                      OLD KENT FINANCIAL CORPORATION
                       (Exact name of registrant as
                         specified in its charter)


            MICHIGAN              0-14591           38-1986608
         (State or other        (Commission        (IRS Employer
         jurisdiction of         File Number)   Identification no.)
         incorporation)

           111 LYON STREET, N.W.
          GRAND RAPIDS, MICHIGAN                          49503
  (Address of principal executive offices)              (Zip Code)

                      Registrant's telephone number,
                   including area code:  (616) 771-5000











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Item 5.   OTHER EVENTS.

          On February 24, 1999, Old Kent Financial Corporation, a Michigan corporation ("Old Kent"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with CFSB Bancorp, Inc., a Delaware corporation ("CFSB"), pursuant to which CFSB will merge with and into Old Kent (the "Merger"). As a result of the Merger, each outstanding share of CFSB's common stock, par value $0.01 per share ("CFSB Common Stock"), will be converted into the right to receive 0.6222 shares of common stock of Old Kent, par value $1 per share ("Old Kent Common Stock"). The Merger is conditioned upon, among other things, approval by holders of a majority of CFSB Common Stock and the receipt of certain regulatory and governmental approvals. It is intended that the Merger will be treated as a pooling-of-interests for accounting and financial reporting purposes. The Merger Agreement is attached as Exhibit 2.1 and its terms are incorporated herein by reference.

          Concurrently with their execution and delivery of the Merger Agreement, Old Kent and CFSB entered into a stock option agreement (the "Stock Option Agreement") pursuant to which CFSB granted Old Kent the right, upon the terms and subject to the conditions set forth in the Stock Option Agreement, to purchase up to 1,645,364 shares (or 19.99%) of CFSB Common Stock at a price of $21.00 per share, subject to certain adjustments. The Stock Option Agreement is attached as Exhibit 2.2 and its terms are incorporated herein by reference.

          A copy of a Press Release, dated February 24, 1999, issued by Old Kent and CFSB relating to the Merger is attached as Exhibit 99.1 and is incorporated herein by reference.


Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND
          EXHIBITS.

          (c)  Exhibits:

          2.1 Agreement and Plan of Merger, dated as of February 24, 1999, by and between Old Kent Financial Corporation and CFSB Bancorp, Inc.

          2.2 Stock Option Agreement, dated as of February 24, 1999, by and between Old Kent Financial Corporation and CFSB Bancorp, Inc.

         99.1  Old Kent Press Release dated February 24, 1999.




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                                 SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: February 25, 1999           OLD KENT FINANCIAL CORPORATION
                                   (Registrant)


                                By:  /S/MARY E. TUUK
                                     Mary E. Tuuk
                                     Its: Senior Vice President

































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